                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by Rule
        14a-6(e)(2)
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.15a-12

        STAFFMARK, INC.

        (Name of Registrant as Specified In Its Charter)


        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.
[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
        14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1)     Title of each class of securities to which transaction applies:

        (2)     Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)     Proposed maximum aggregate value of transaction:

        (5)     Total fee paid:


[ ]     Fee paid previously with written preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)      Amount Previously Paid:
        2)      Form Schedule or Registration Statement No.:
        3)      Filing Party:
        4)      Date Filed:

                                STAFFMARK, INC.
                             302 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 1998

To the Stockholders:

         Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of StaffMark, Inc. ("StaffMark" or the "Company") will be held at the Northwest Arkansas Convention Center, 1500 South 48th, Springdale, Arkansas on the 8th day of May, 1998, at 10:00 a.m., Central Standard Time, for the following purposes:

         1. To elect ten directors to serve terms scheduled to end in conjunction with the next annual meeting of stockholders or until their successors are elected and qualify;

         2. To consider and act upon a proposal of the Board of Directors of the Company to approve and adopt the amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 26,000,000 to 200,000,000 and the number of authorized shares of preferred stock from 1,000,000 to 10,000,000;

         3. To ratify and approve the Company's Amended and Restated 1996 Stock Option Plan;

         4. To ratify and approve an amendment to the Company's Employee Stock Purchase Plan; and

         5. To transact such other business as may properly come before the meeting or any adjournments thereof.

         All stockholders are cordially invited to attend the Annual Meeting, however, only stockholders of record as of the close of business on March 16, 1998 are entitled to receive notice of and to vote at the Annual Meeting.

         The Company's Proxy Statement and Annual Report are submitted herewith.

                                           By Order of the Board of Directors


                                           TERRY C. BELLORA
                                           Secretary

Fayetteville, Arkansas
March 23, 1998

     YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE
      ANNUAL MEETING, YOU ARE URGED TO FILL IN, DATE AND SIGN THE ENCLOSED
       PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.  IF
           YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF
              COMMON STOCK PERSONALLY EVEN IF YOU HAVE PREVIOUSLY
                               SUBMITTED A PROXY.

                                STAFFMARK, INC.
                             302 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 8, 1998


                    SOLICITATION AND REVOCABILITY OF PROXIES

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of StaffMark, Inc., a Delaware corporation (the "Company" or "StaffMark") for use only at the annual meeting of stockholders (the "Annual Meeting") of StaffMark to be held at the Northwest Arkansas Convention Center, 1500 South 48th, Springdale, Arkansas on the 8th day of May, 1998, at 10:00 a.m., Central Standard Time, and at any adjournments thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is March 23, 1998.

         Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the attention of the Company's Secretary, before the Annual Meeting, or to the Company's Secretary or the Inspectors of Election at the Annual Meeting, or by a duly executed Proxy bearing a later date.

         Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such Proxies will be voted:

                 FOR the election as directors of the nominees named herein;

                 FOR the approval and adoption of an amendment to the Company's Certificate of Incorporation, as amended;

                 FOR the ratification and approval of the Company's Amended and Restated 1996 Stock Option Plan; and

                 FOR the ratification and approval of an amendment to the Company's Employee Stock Purchase Plan.

         In the discretion of the Proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the Annual Meeting. Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting.

         The cost of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, Proxy Statement and form of Proxy and the cost of soliciting Proxies will be paid by the Company. Proxies may be solicited in person or by telephone by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. The Company will pay brokers or other persons holding stock in their names or the names of their nominees for the reasonable expenses of forwarding soliciting material to their principals.

                      OUTSTANDING STOCK AND VOTING RIGHTS

         At the Annual Meeting, each stockholder will be entitled to one vote for each share of common stock, $.01 par value ("Common Stock"), owned of record at the close of business on March 16, 1998. The outstanding Common Stock of the Company as of the record date totaled _______________ shares. Votes may be cast in person or by Proxy. The stock transfer books of the Company will not be closed.

         The enclosed form of Proxy provides a method for stockholders to withhold authority to vote for any one or more of the director nominees while still granting authority to the Proxy to vote for the remaining nominees. The names of all nominees are listed on the Proxy card. If you wish to grant the Proxy authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD AUTHORITY." If you wish your shares to be voted for some nominees and not for one or more of the others, indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) in the space provided on the form of Proxy.

         The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Common Stock entitled to vote at the Meeting will constitute a quorum. Shares of Common Stock represented by Proxies containing abstentions or indicating broker non-votes will be considered as present at the Annual Meeting for the purpose of determining the presence of a quorum. Votes cast by proxy or in person will be tabulated by the inspectors of election appointed by the Board of Directors of the Company for the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation, as amended, if a quorum is present at the Annual Meeting: (a) Proposal 1--the ten nominees for election as directors who receive the greatest number of votes cast for the election of directors at the Annual Meeting (i.e., a plurality) by the shares of Common Stock present in person or by Proxy at the Annual Meeting and entitled to vote thereon shall be elected as directors; and (b) Proposals 2-4 and any other matter properly submitted to a vote of the stockholders at the Annual Meeting--the affirmative vote of a majority of the shares of Common Stock cast at the Annual Meeting by the holders of the shares entitled to vote thereon is required to approve such Proposals to be considered at the Annual Meeting. Abstentions and votes withheld in the absence of instructions from street name holders (broker non-votes) are included in the determination of those shares present and voting as to "routine" matters like Proposal 1 and may be voted in the discretion of brokers with respect to such "routine" matters. Abstentions are also counted in voting as to "non-routine" matters like Proposals 2-4 and thus, have the effect of a negative vote on such "non-routine" matters. Broker non-votes are not counted in voting as to "non-routine" matters like Proposals 2-4.

                 DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

         The following sets forth information concerning each of the nominees for election to the Board of Directors, including his or her name, age, principal occupation or employment during at least the past five years and the period during which such person has served as a director of the Company. Except as otherwise noted, all nominees have served on the Board of Directors of StaffMark since October 1996.

                Nominees for Election to the Board of Directors

 Name                         Age      Experience
 ----                         ---      ----------
 Jerry T. Brewer              57       Co-founded StaffMark in March 1996 and has served since then as its
                                       Chairman of the Board.  Mr. Brewer also co-founded Brewer Personnel
                                       Services, Inc. ("Brewer"), currently a wholly-owned subsidiary of the
                                       Company, in July 1988, and currently serves as its Chairman of the Board.
                                       From July 1988 to April 1995, Mr. Brewer served as President and Chief
                                       Executive Officer of Brewer.

 Clete T. Brewer              32       Co-founded StaffMark in March 1996 and has served since then as its
                                       President and Chief Executive Officer and a director.  Mr. Brewer also co-founded Brewer in July 1988, and has served since April 1995 as
                                       President, Chief Executive Officer and a director of Brewer.  From July
                                       1988 to April 1995, Mr. Brewer served as Vice President of Brewer.  Mr
                                       Brewer is the son of Jerry T. Brewer.

 W. David Bartholomew         41       Executive Vice President - Eastern Operations since October 1996.  Mr.
                                       Bartholomew served as Secretary/Treasurer and principal of HRA, Inc.
                                       ("HRA"), one of the StaffMark founding companies, from August 1993 through October 1996.  From 1991 through August 1993, Mr. Bartholomew was
                                       President of Cobble Personnel of Nashville.

 Name                         Age      Experience
 ----                         ---      ----------
 Steven E. Schulte            35       Executive Vice President - Administration since October 1996.  Mr.
                                       Schulte was employed by Prostaff Personnel Services, Inc. ("Prostaff"), one of the StaffMark founding companies from August 1987 through October
                                       1996.

 John H. Maxwell, Jr.         54       Executive Vice President - Medical Services since October 1996.  Mr.
                                       Maxwell served as the Chief Executive Officer of Maxwell Staffing, Inc.,
                                       one of the StaffMark founding companies from 1973 through October 1996.
                                       Mr. Maxwell is a Certified Personnel Consultant and a Certified
                                       International Personnel Consultant.

 Janice Blethen               54       Executive Vice President - Clinical Trials Support Services since October
                                       1996.  Ms. Blethen has served as Chief Executive Officer of Blethen
                                       Temporaries, Inc., one of the StaffMark founding companies, from its inception in 1975 through October 1996.  Ms. Blethen is a Certified
                                       Personnel Consultant.

 William T. Gregory           55       Vice President and General Manager - Carolina Region since October 1996.
                                       Mr. Gregory served as President of First Choice Staffing, Inc., one of the StaffMark founding companies, from 1985 through October 1996.  Mr.
                                       Gregory is a Certified Personnel Consultant.

 William J. Lynch             55       Since March 1996, Mr. Lynch has served as a Managing Director of Capstone
                                       Partners, LLC, a special situations venture capital firm.  From October
                                       1989 to March 1996, Mr. Lynch was a partner of the law firm of Morgan,
                                       Lewis & Bockius LLP.  Mr. Lynch also serves as a director of Coach USA,
                                       Inc., a publicly traded motorcoach services company.

 R. Clayton McWhorter         64       In 1996, Mr. McWhorter founded Clayton Associates, LLC, a venture capital company.  Mr. McWhorter is a member of the Board of Directors of
                                       Columbia/HCA Healthcare Corporation, a public company ("Columbia/HCA"), and served as its Chairman of the Board from April 1995 to May 1996.  Mr.
                                       McWhorter served as Chairman, President and Chief Executive Officer of
                                       Healthtrust, Inc. from 1987 to April 1995 and served as President and
                                       Chief Executive Officer of Hospital Corporation of America from 1985 to
                                       April 1987 (both of which are now a part of Columbia/HCA).  In addition,
                                       Mr. McWhorter is a director of Suntrust Bank - Nashville (a subsidiary of a public company) and is a director for Corrections Corporation of
                                       America, a publicly traded company.

 Charles A. Sanders, M.D.     66       Dr. Sanders is retired from Glaxo, Inc. where he served as Chief
                                       Executive Officer from 1989 through 1994 and Chairman from 1992 through
                                       1995.  Dr. Sanders currently serves as Chairman of The Commonwealth Fund and Project HOPE and serves on the Board of Trustees of The University of
                                       North Carolina at Chapel Hill.  Dr. Sanders is a director of Kenole
                                       International. Dr. Sanders is also a director of Pharmacopica, Inc.,
                                       Scios, Inc., Vertex Pharmaceuticals Incorporated, Magainin Pharmaceuticals,
                                       Inc. and Trimeris, Inc., which are all publicly traded companies.

         The following sets forth information concerning executive officers of the Company identified under "Executive Compensation" who are not presently members, or nominated herein to become members, of the Board of Directors.

                         Other Named Executive Officers


 Name                       Age        Experience
 ----                       ---        ----------
 Terry C. Bellora           51         Chief Financial Officer and Secretary of StaffMark since August 1996.
                                       Prior to joining StaffMark, Mr. Bellora served as Chief Financial Officer of Pace  Industries, Inc. ("Pace") from 1986 to August 1996.  Mr. Bellora served as director of Pace from 1988 to 1993 and as an advisory director of Pace from 1993 to 1996.  Mr. Bellora is a Certified Public Accountant
                                       and was previously an audit partner at Gaddy & Co., Certified Public
                                       Accountants.

 Ted Feldman                44         Chief Operating Officer of the Company since October 1996.  Mr. Feldman founded HRA in 1991 and since its inception has served as its President and Chief Executive Officer.  From 1979 until 1992, Mr. Feldman served as
                                       President of Nashville Trunk & Bag Co.  Mr. Feldman is also an independent trustee of CCA Prison Realty Trust, a publicly traded real estate investment trust.

 Donald A. Marr, Jr.        33         Executive Vice President - Western Operations since October 1996.  Mr.
                                       Marr oversees the Company's Commercial and Professional divisions in that region.  He has been employed by Brewer since 1990 and has served as
                                       Brewer's Vice President of Operations since 1994.



                       ELECTION OF DIRECTORS (PROPOSAL 1)

         The Company has nominated for reelection to the Board of Directors ten candidates who currently comprise all of the members of the Company's Board of Directors. For more information concerning these director nominees, see "Director Nominees and Named Executive Officers; Nominees for Election to the Board of Directors" Unless otherwise designated, the enclosed Proxy will be voted FOR the election of the foregoing nominees as directors. The Board of Directors does not contemplate that any of these nominees will be unable to stand for election, but should any nominee unexpectedly become unavailable for election, the persons named as Proxies shall have the authority to vote for the election of any other nominee proposed by the Board of Directors. In the event of any director's death, disqualification or inability to serve, the resulting vacancy in the Board of Directors will be filled by a vote of the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES DESCRIBED HEREIN AS DIRECTORS OF THE COMPANY.


                       BOARD ORGANIZATION AND COMMITTEES

         Regular meetings of the Board of Directors are held approximately four times a year, with special meetings conducted as needed. During 1997, the Board of Directors held four regular meetings, one annual meeting and nine special meetings. Each director attended at least 75% of the aggregate of: (i) all regular, annual and special meetings of the Board of Directors; and (ii) all meetings of the Board Committees on which he or she served during 1997.

         The Board of Directors has established committees to perform certain of its functions, including the Audit Committee, the Compensation Committee and the Acquisition Committee. The functions of each of these committees, and its members, are set forth below. The Board of Directors does not have a nominating committee since nominating functions are performed by the Board of Directors as a group.

         The Audit Committee reviews the internal controls of the Company, reviews the objectivity of its financial reporting and meets with appropriate Company financial personnel and the Company's independent certified public accountants in connection with these reviews. The Audit Committee also recommends to the Board the appointment of independent certified public accountants to serve as auditors for the following year. The Audit Committee met twice during 1997. The Audit Committee currently consists of Dr. Sanders, Mr. Lynch, and Mr. Jerry Brewer.

         The Compensation Committee advises and makes recommendations to the Board with respect to salaries and bonuses to be paid to executive officers and other employees of the Company. The Compensation Committee also administers the Company's 1996 Stock Option Plan. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee met twice during 1997. The Compensation Committee currently consists of Mr. Lynch and Mr. McWhorter.

         The Acquisition Committee reviews and monitors the strategic direction of the Company's acquisition program and, within guidelines established by the full Board of Directors, has authority to approve offers and the form of consideration to be offered for the acquisition of other businesses. The Acquisition Committee currently consists of: Mr. Jerry Brewer; Mr. Clete Brewer; Mr. Steve Schulte, Executive Vice President - Administration; Mr. Ted Feldman; Mr. Terry C. Bellora; and Mr. Robert H. Janes III, Executive Vice President - Mergers and Acquisitions. The Acquisition Committee held ___ meetings during 1997.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 2, 1998, information regarding the beneficial ownership of the Common Stock of the Company by: (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each Named Executive Officer, as defined below; and (iv) all executive officers and directors as a group. Unless otherwise indicated in the footnotes following the table, all persons listed have an address in care of the Company's principal executive offices referenced herein and have sole voting and investment power with respect to their shares.

                                                                                      SHARES BENEFICIALLY
                                                                                            OWNED(1)
                                                                                   -------------------------
 NAME                                                                               NUMBER           PERCENT
 ----                                                                              ---------         -------
 Jerry T. Brewer(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       596,323           3.09%
 Clete T. Brewer(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,002,084           5.20
 Terry C. Bellora(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       100,200            *
 Ted Feldman(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       318,611           1.65
 Donald A. Marr, Jr.(6)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       111,667            *
 David Bartholomew(7)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       259,437           1.35
 Steven E. Schulte(8)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       445,258           2.31
 John H. Maxwell, Jr.(9) . . . . . . . . . . . . . . . . . . . . . . . . . . .       677,392           3.52
 Janice Blethen(10)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       444,810           2.31
 William T. Gregory(11)  . . . . . . . . . . . . . . . . . . . . . . . . . . .       435,850           2.26
 William J. Lynch(12)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        47,972            *
 Clayton McWhorter(13) . . . . . . . . . . . . . . . . . . . . . . . . . . . .         7,332            *
 Charles A. Sanders, M.D.(14)  . . . . . . . . . . . . . . . . . . . . . . . .        17,332            *
          All directors and executive officers as a group (17 persons) . . . .     4,717,417          24.28

----------

*Less than 1%.

(1) The percentages shown with respect to any identified individual or group are calculated by dividing (i) the sum of (a) the number of shares of Common Stock actually owned as of March 2, 1998 plus (b) the number of shares of Common Stock that may be acquired through the exercise of options or other rights on or before April 30, 1998 ("Currently Exercisable Options"), by (ii) the sum of 19,271,421 shares of Common Stock outstanding on March 2, 1998 plus the amount referenced in clause (i)(b).
(2) Includes 175,000 shares held by Mr. Brewer's spouse, as to which Mr. Brewer disclaims beneficial ownership.
(3) Includes 750 shares held by Mr. Brewer's spouse, as to which Mr. Brewer disclaims beneficial ownership, and 5,000 shares subject to Currently Exercisable Options.
(4) Includes 100,000 shares subject to Currently Exercisable Options, and 200 shares held by a trust of which Mr. Bellora is the trustee.
(5) Includes 1,000 shares held by Mr. Feldman's spouse, as to which Mr. Feldman disclaims beneficial ownership, and 15,000 shares subject to Currently Exercisable Options.
(6)      Includes 11,667 shares subject to Currently Exercisable Options.
(7) Includes 246,937 shares are held by Bartfund I Limited Partnership, of which Mr. Bartholomew is the general partner, and 12,500 shares subject to Currently Exercisable Options.
(8) Includes 437,025 shares held by the Steven E. Schulte Revocable Trust for which Mr. Schulte is trustee, and 3,333 shares subject to Currently Exercisable Options.
(9) Includes 346,620 shares held by the John H. Maxwell, Jr. Revocable Living Trust, of which Mr. Maxwell is the trustee, and 330,772 shares beneficially owned by Mr. Maxwell's spouse, as to which Mr. Maxwell disclaims beneficial ownership. John H. Maxwell, Jr. is the spouse of Mary Sue Maxwell.
(10) Includes 71,905 shares held by Blethen Family Investments Limited Partnership, the general partner of which is a corporation controlled by Ms. Blethen and 3,333 shares subject to Currently Exercisable Options.
(11) Includes 2,500 shares owned by Mr. Gregory's spouse, as to which Mr. Gregory disclaims beneficial ownership.
(12) Includes 3,033 shares held by a trust for which Mr. Lynch is trustee and 7,332 shares subject to Currently Exercisable Options.
(13)     Includes 7,332 shares subject to Currently Exercisable Options.
(14)     Includes 7,332 shares subject to Currently Exercisable Options.

                             EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers whose total salary and bonus exceeded $100,000 during the year ended December 31, 1997 (the "Named Executive Officers"). The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                           Summary Compensation Table

                                                                                            Long Term
                                                           Annual Compensation            Compensation
                                                   -----------------------------------    ------------
                                                                                           Securities
                                                                                           Underlying      Other Annual
        Name and Principal Position                 Year    Salary ($)(1)     Bonus($)       Options       Compensation
        ---------------------------                 ----    -------------     --------    ------------     ------------
Clete T. Brewer, President,                         1997       $150,000       $ 41,051         65,000       $ 16,737(2)
 Chief Executive Officer and Director .......       1996         40,869            N/A         10,000          2,487
Terry C. Bellora, Chief Financial Officer           1997        150,000         31,051        102,500          7,200(2)
 and Secretary ..............................       1996         41,538            N/A        160,000          2,824
Ted Feldman, Chief Operating Officer ........       1997        145,000         30,051         70,000          6,000(2)
                                                    1996         39,769            N/A         10,000          1,025
W. David Bartholomew, Executive Vice                1997        125,000         25,051         57,500          6,000(2)
 President - Eastern Operations; Director ...       1996         34,615            N/A         10,000          1,025
Donald A. Marr, Jr., Executive Vice                 1997        125,000         20,051         35,000         26,524(3)
 President - Western Operations .............       1996         31,259            N/A         15,000          1,500

----------------

(1) Salary for 1996 reflects partial year compensation for the period from the completion of the Company's initial public offering, October 2, 1996, through December 31, 1996.
(2) Consists of automobile allowances and, as to Mr. Brewer, the distribution of the cash surrender value of a key man life insurance policy in the amount of $10,737.
(3) Includes the net book value ($11,988) of a Company automobile that was given to Mr. Marr during 1997, automobile allowances, and the distribution of the cash surrender value of a key man life insurance policy in the amount of $8,536.

         The following table sets forth information concerning each grant of stock options to the Name Executive Officers during the year ended December 31, 1997.

                          Option Grants in Fiscal 1997

                                                        INDIVIDUAL GRANTS
                             ----------------------------------------------------------------------
                             Number of    Percentage of
                             Securities       Total
                             Underlying  Options Granted   Exercise or                   Grant Date
                              Options    to Employees in    Base Price    Expiration      Present
Name                          Granted       Fiscal 1997    ($/Share)(1)      Date       Value ($)(2)
----                         ----------  ---------------   ------------   ----------    ------------
Clete T. Brewer ..........     15,000         1.64%          $12.875        3/03/07          97,729
                               50,000         5.46            27.00         8/22/07         683,150

Terry C. Bellora .........     27,500         3.00            12.875        3/03/07         179,168
                               75,000         8.19            27.00         8/22/07       1,029,725

Ted Feldman ..............     45,000         4.91            12.875        3/03/07         293,184
                               25,000         2.73            27.00         8/22/07         341,575

W. David Bartholomew .....     37,500         4.09            12.875        3/03/07         244,320
                               20,000         2.18            27.00         8/22/07         273,260

Donald A. Marr, Jr. ......     35,000         1.09            12.875        3/03/07         228,032
                               15,000         1.64            27.00         8/22/07         204,945

----------------

(1) All options were granted at the market value on the date of grant based on the last sale price of the Company's Common Stock on the date of grant.
(2) The grant date present value was based on the Black-Scholes Option Valuation Model, a widely-recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: expected volatility of the Company's Common Stock of 51%, based upon the actual weekly volatility of the Company's stock during 1997; a risk-free rate of return of 5.25%, based on the yield of five-year U.S. Treasury notes as of the grant date; and exercise of the option five years after the grant date. The actual value, if any, the Named Executive Officers may realize upon exercise will depend on the excess of the stock price over the exercise price on the actual date the option is exercised; consequently, there is no assurance the value realized by the Named Executive Officers will be at or near the value estimated by the Black-Scholes Option Valuation Model.

         The following table sets forth information concerning the value of unexercised options as of December 31, 1997, by the Named Executive Officers. None of the Named Executive Officers exercised options during the year ended December 31, 1997.

                   Stock Option Exercises and Year End Values


                                                                                Value of
                                   Number Of Securities Underlying               In-the-
                                     Unexercised Options held at             Money Options at
                                         December 31, 1997                 December 31, 1997(1)
                                   -------------------------------    -----------------------------
Name                               Exercisable       Unexercisable    Exercisable     Unexercisable
----                               -----------       -------------    -----------     -------------
Clete T. Brewer   . . . . . .          -0-               75,000           -0-           $  708,750
Terry C. Bellora  . . . . . .        100,000            162,500        $1,587,500        2,415,000
Ted Feldman . . . . . . . . .          -0-               80,000           -0-            1,155,625
W. David Bartholomew  . . . .          -0-               67,500           -0-              991,875
Donald A. Marr, Jr. . . . . .          -0-               60,000           -0-              921,875

----------

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the closing market price of the Company's Common Stock on December 31, 1997, $31.625, and the exercise price of such options.

DIRECTOR COMPENSATION

         Directors who are employees of the Company do not receive additional compensation for serving as directors. Each director who is not an employee of the Company receives a fee of $2,000 for attendance at each regular Board of Directors meeting and $500 for each committee meeting (unless held on the same day as a Board of Directors meeting). Under the Company's Amended and Restated Option Plan, each non-employee director automatically receives nonqualified stock options to purchase 10,000 shares of Common Stock upon such person's initial election as a director. Non-employee directors also receive annual grants of non-qualified stock options to purchase 2,000 shares of Common Stock following re-election at each Annual Meeting of Stockholders. All of such options have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable in three equal installments on each of the first through third anniversaries of the date of grant and will expire five years from the date of grant. All directors of the Company are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof and for other expenses incurred in their capacity as directors.

EMPLOYMENT AGREEMENTS

         Clete Brewer, Ted Feldman, David Bartholomew and Donald Marr entered into employment agreements with the Company, or a subsidiary thereof, commencing on the date of the closing of the Company's initial public offering on October 2, 1996 (the "IPO"). Pursuant to such employment agreements, each such officer is eligible for additional year-end bonus compensation to be determined pursuant to an incentive bonus plan established by the Company. See "Report of the Compensation Committee; 1997 Compensation." Each employment agreement is for a term of five years, and unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal.

         Each of the employment agreements for Messrs. Brewer, Feldman, Bartholomew and Marr provides that, in the event of a termination of employment by the Company, except for specific instances of "cause" as defined in the employment agreement, such employee shall be entitled to receive from the Company such employee's then current salary for a period no longer than five years after the IPO. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following the termination of his employment.

         Mr. Bellora entered into a five-year employment agreement with the Company in October 1996 providing for an annual base salary, a bonus to be determined annually pursuant to an incentive bonus plan established by the Company and options to purchase 150,000 shares of Common Stock at the IPO price, which options are scheduled to become exercisable over a period of five years and terminate in October 2006. In the event of termination without cause, the agreement obligates the Company to pay Mr. Bellora an amount equal to his salary for a two-year period (the "Payout"). In the event of a change in control of the Company, Mr. Bellora may elect to terminate his employment and receive an amount equal to the Payout. Mr. Bellora's employment agreement contains a covenant not to compete with the Company for the two-year period immediately following termination of employment, except in the case of a termination by the Company without cause in the absence of a change in control, in which case the non-compete covenant extends for a one-year period following termination of employment. In the event of a change in control without 15 days notice, such non-competition provisions would not apply.


                      REPORT OF THE COMPENSATION COMMITTEE

         The following report of the Compensation Committee of the Board of Directors of StaffMark shall not be deemed incorporated by reference by any general statement incorporating this Proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of

1934, as amended (the "Exchange Act"), and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that StaffMark specifically incorporates this information by reference.

OVERVIEW

         The key components of executive officer compensation are salary, bonus and stock option awards. Each of the Company's Named Executive Officers is a party to a five-year employment agreement (collectively the "Executive Employment Agreements") that was negotiated at arms-length at the time of the
IPO.   The Compensation Committee believes that the base salary levels provided for in the Executive Employment Agreements are below the base salary levels paid to executives holding comparable positions with other publicly held staffing and service companies.

         The members of the Compensation Committee hold primary responsibility for determining executive officer compensation levels, subject to the terms of the Executive Employment Agreements. The Compensation Committee is composed entirely of independent outside directors of StaffMark, none of whom are or have been officers or employees of StaffMark. The Compensation Committee has adopted a compensation philosophy that is intended to align compensation with StaffMark's overall business strategy. The philosophy guiding the executive compensation program is designed to link executive compensation and stockholder value. The goals of the program are:

         o To compensate executive employees in a manner that aligns the employee's interests with the interests of the stockholders;
         o To encourage continuation of StaffMark's entrepreneurial spirit;
         o To reward executives for successful long-term strategic management;
         o       To recognize outstanding performance; and
         o To attract and retain highly qualified and motivated executives.

         The strategy established by the Compensation Committee with respect to executive compensation includes maintaining base salaries for executives at a level somewhat below the industry average, while providing bonuses and stock options which, when combined with base salary amounts, give StaffMark's executives the potential to earn in excess of competitive industry compensation if subjective and objective performance goals for StaffMark are achieved. The Compensation Committee intends to continue to grant to StaffMark's executives and other key employees stock options at the current market value, which options have no monetary value to the executives unless and until the market price of StaffMark's Common Stock increases above the exercise price. The mix of base salary, bonuses and stock option awards reflects the Compensation Committee's intention to link executive compensation to StaffMark's operational performance and the price of its Common Stock. The Compensation Committee anticipates that future option grants will be based on a subjective analysis of various performance criteria, primarily earnings per share and operating profits, but will not directly be tied to any one factor. Future bonus payments will be in accordance with the Bonus Plan described herein. The Compensation Committee intends to continue to examine ways to more closely link its annual bonus and long-term incentive plans to StaffMark's stock performance, with the objective of creating plans that strengthen the relationship between stockholder value and executive compensation.

1997 COMPENSATION

         During fiscal 1997, the Compensation Committee developed a new plan with respect to the cash bonus portion of the compensation payable to executive officers of the Company (the "Bonus Plan"). Under the Bonus Plan, the Compensation Committee is charged with responsibility for the establishment of specific annual "performance targets" for each executive officer who participates in the Bonus Plan. The performance targets may be based on one or more of the following business criteria: net income, return on equity, return on assets or earnings per share (in each case as defined in the Bonus Plan), or on any combination thereof, and must be established while the performance relative to the target remains substantially uncertain within the meaning of Section 162(m) of the Code. Concurrently with the selection of the performance targets, the Committee must establish an objective formula or standard for calculating the maximum bonus payable to each participating executive officer. Under the Bonus Plan, the maximum bonus per fiscal year may not in any event exceed 100% of an executive officer's base salary for such fiscal year. In addition to this overall maximum, the Committee has sole discretion to determine whether any or all of the maximum permissible bonus will actually be paid, or whether payment or vesting of any bonus will be deferred. The Compensation Committee is also authorized to exercise its "negative discretion" by establishing additional conditions and terms of payment of bonuses, including the achievement of other financial, strategic or individual goals, which may be objective or subjective, as it deems appropriate. The Board of Directors believes that the Bonus Plan is consistent with the Company's existing policies that closely relate executive compensation to the Company's performance. The Bonus Plan also serves the Company's interests by granting the Compensation Committee discretion both in selecting the criteria by which performance is to be measured and in determining the actual amount of each eligible executive's bonus within the maximum limits imposed pursuant to the Bonus Plan. All bonuses under the Bonus Plan are to be paid in cash or cash equivalents.

         The Compensation Committee established the performance targets for fiscal 1997 based upon earnings per share. The Committee believes that this specific target constitutes confidential business information the disclosure of which could adversely affect the Company. All of the Named Executive Officers were eligible to participate in the Bonus Plan in 1997.

         Compensation paid during 1997 to Clete T. Brewer, StaffMark's President and Chief Executive Officer, was comprised of $150,000 in base salary, a $41,000 bonus pursuant to the Bonus Plan and the award of 65,000 stock options. In March 1997 and August 1997, the Compensation Committee granted Mr. Brewer options to acquire 15,000 shares and 50,000 shares, respectively, of the Company's Common Stock at the fair market value of the Common Stock on the dates of grant. All of such options have been granted to Mr. Brewer in recognition of his continued service and efforts towards the growth and success of the Company. Total cash compensation for StaffMark's other executive officers during 1997 was paid in accordance with each such officer's Executive Employment Agreement and cash bonuses were paid in accordance with the Bonus Plan. Stock option grants were awarded based upon such individuals' contributed service and efforts toward the growth and success of the Company and were approved by the Compensation Committee. This report is submitted by the members of the Compensation Committee.

                                          STAFFMARK, INC.
                                          COMPENSATION COMMITTEE

                                          William J. Lynch
                                          R. Clayton McWhorter

                               PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the S&P 500 Index and the common stock of eight companies in the temporary staffing industry, for the period beginning September 27, 1996, (the date that trading of Common Stock first began on the Nasdaq National Market), and ending December 31, 1997 (the last trading date in the Company's 1997 fiscal year) assuming a $100 investment in each and assuming the reinvestment of dividends. Although the Company's initial offering price was $12.00, the closing price of $14.00 on the first day of trading was used as the beginning price of the Common Stock. The Company paid no dividends during the period. Companies in the self selected peer group are as follows: AccuStaff Incorporated; COREstaff, Inc.; Norrell Corporation; Personnel Management, Inc.; Personnel Group of America; RemedyTemp, Inc.; SOS Staffing Services, Inc.; and Western Staff Services, Inc.


                     COMPARISON OF CUMULATIVE TOTAL RETURN

                ["TOTAL RETURN TO STOCKHOLDERS" GRAPH TO FOLLOW]

--------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                                 9/27/96        12/31/96       12/31/97
--------------------------------------------------------------------------------
STAFFMARK, INC.                    $100             $89          $225
--------------------------------------------------------------------------------
Peer Group                         $100             $87           $95
--------------------------------------------------------------------------------
Nasdaq Composite (US)              $100            $105          $128
--------------------------------------------------------------------------------

Source:  Carl Thompson Associates
www.ctaonline.com
(303) 494-5472.
Data from Bloomberg Financial
Markets


                              CERTAIN TRANSACTIONS

         In connection with the acquisition of Brewer, the Company assumed a lease by Brewer of property in Fayetteville, Arkansas that is owned by Brewer Investments, an Arkansas limited partnership whose partners are Jerry T.
Brewer and Kay Brewer, Clete Brewer's parents.   The property is now the
Company's headquarters. The total lease payments to Brewer Investments in 1997 approximated $225,000, and the lease extends for five years. StaffMark is responsible for all real estate taxes, insurance, utilities and maintenance.

         In connection with the acquisition of Prostaff, the Company assumed leases by Prostaff of property in Little Rock, Arkansas used by Prostaff in its operations that are owned by an Arkansas limited liability company, one of whose members is Steven E. Schulte. Rent for 1997 approximated $127,200, and StaffMark is responsible for all real estate taxes, insurance, utilities and maintenance. The Company also leases its Tulsa, Oklahoma offices from John H. Maxwell, Jr. and Mary Sue Maxwell. The total lease payments to the Maxwells in 1997 approximated $100,000.

         The Company believes that the foregoing rent payments for leased facilities with related parties are on terms that are as favorable to the Company as those that could be obtained from unaffiliated third parties.

         In October 1996, StaffMark advanced Donald A. Marr, Jr. the principal amount of $80,000 due on October 2, 1999 pursuant to a promissory note that accrues interest at six percent per annum.

            ADOPTION OF AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
        INCORPORATION, AS AMENDED, TO INCREASE THE COMPANY'S AUTHORIZED
                 COMMON STOCK AND PREFERRED STOCK (PROPOSAL 2)

         The Company is currently authorized to issue 26,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. At the Annual Meeting, a vote will be taken on a proposal to adopt an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock from 26,000,000 to 200,000,000 and to increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000. If the stockholders approve the amendment, the first paragraph of Article Four of the Company's Certificate of Incorporation, as amended, will read as follows:

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred and ten million (210,000,000) shares, divided into two classes of which ten million (10,000,000) shares, par value $.01 per share, shall be designated Preferred Stock (the "Preferred Stock"), and two hundred million (200,000,000) shares, par value $.01 per share, shall be designated as Common Stock (the "Common Stock").

         The Board of Directors has proposed the increase in the number of authorized shares of Common Stock and Preferred Stock to assure that an adequate supply of shares of Common Stock and Preferred Stock are available for general corporate purposes, including, future acquisitions, raising additional capital, and stock dividends and splits. The Board of Directors believes that an increase in the total number of shares of Common Stock and Preferred Stock authorized will better enable the Company to meet its future needs and give it greater flexibility to respond quickly to advantageous business situations.

         Although it did not form a basis for the Board's decision to recommend the amendment, the existence of additional authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect. For example, in the event of a hostile attempt to take over control of the Company, the Company could, in an attempt to discourage or make more difficult a hostile takeover attempt, issue shares of Common Stock or Preferred Stock, thereby diluting the voting power of outstanding shares and increasing the potential cost to acquire control of the Company. The amendment, therefore, may have the effect of discouraging unsolicited takeover attempts. In such a case, stockholders might be deprived of benefits that could result from such an attempt, such as realization of a premium over the market price of their shares in a tender offer or the temporary increase in market price that could result from such an attempt. The Company is not aware of any existing or planned attempt to acquire the Company by means of an unsolicited merger, tender offer, solicitation of proxies in opposition to management or otherwise, or to change the Company's management. The Board of Directors has not presented this amendment with the intent that it be used as a type of anti-takeover device.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.


             APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED
                      1996 STOCK OPTION PLAN (PROPOSAL 3)

         At the Annual Meeting, stockholders will be asked to ratify and approve the Company's Amended and Restated 1996 Stock Option Plan (the "Option Plan"), which was originally adopted in June 1996 and amended by the Board of Directors in March 1998. The Option Plan, as amended, is being submitted to stockholders in order to satisfy the shareholder approval requirements of
Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Code").

DESCRIPTION OF AMENDED AND RESTATED 1996 STOCK OPTION PLAN

         The purpose of the Option Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. Directors, officers and other key employees of the Company and its subsidiaries are eligible to participate in the Option Plan. In addition, awards may be granted to consultants providing valuable services to the Company. As of December 31, 1997, the Company and its affiliates employed ____ individuals and retained ____ consultants who were eligible to participate in the Option Plan. Awards under the Option Plan are granted by the Compensation Committee of the Board of Directors and may include incentive stock options ("ISOs") and/or non-qualified stock options ("NQSOs").

         The Compensation Committee of the Board of Directors administers the Option Plan. The Compensation Committee generally has discretion to determine the terms of an option grant, including the number of option shares, option price, term, vesting schedule, the post-termination exercise period, and whether the grant will be an ISO or NQSO. Notwithstanding this discretion: (i) the number of shares subject to options granted to any individual in any calendar year may not exceed 500,000 shares; (ii) the option price per share of Common Stock may not be less than 100% of the fair market value of such share at the time of grant, or 110% of the fair market value of such shares if the option is intended to be an ISO and is granted to a stockholder owning more than 10% of the combined voting power of all classes of the stock of the Company or a parent or subsidiary on the date of the grant of the option (a "10% stockholder"); and (iii) the term of any option may not exceed 10 years, or five years if the option is intended to be an ISO and is granted to a 10%
stockholder.    In addition, unless otherwise specified by the Compensation
Committee, all outstanding options vest upon a "change in control" of the Company (as defined by the Option Plan), and all options will terminate three months following any termination of employment.

         The Option Plan also provides for automatic option grants to directors who are not otherwise employed by the Company or its subsidiaries. Upon commencement of service (or upon agreeing to serve in the case of the initial non-employee directors), a non-employee director will receive an NQSO to purchase 10,000 shares of Common Stock, and thereafter a non-employee director will receive annual options to purchase 2,000 shares of Common Stock. The annual options are granted following re-election to the Board of Directors. Options granted to non-employee directors become exercisable in three equal installments on each of the date of grant and the first and second anniversaries of the date of grant. Non-employee director options have a term of five years from the date of grant and an exercise price equal to the fair market value of Common Stock on the date of grant. The closing price of the Common Stock reported on the Nasdaq National Market for March 2, 1998 was $____ per share.

         The maximum number of shares of Common Stock that may be subject to outstanding options, determined immediately after the grant of any option, is the greater of 1,500,000 or 12% of the aggregate number of shares of the Company's Common Stock outstanding; provided, however, that options to purchase no more than 1,500,000 shares of Common Stock may be granted as ISOs as of the preceding January 1, less, in each case, the number of shares subject to previously outstanding awards under the Option Plan. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited during any calendar year are available for issuance or use in connection with future awards during such calendar year.

         The Option Plan will remain in effect until terminated by the Board of Directors. No ISO may be granted more than 10 years after the adoption of the Option Plan by the Board or approval of the Plan by the stockholders, whichever is earlier. The Option Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval within one year after approval by the Board of Directors if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

         The Board of Directors recently amended the Option Plan by adding a provision which permits officers, with the prior approval of the Compensation Committee (or its designee), to transfer their stock options to members of their immediate families, either directly or through trusts or similar vehicles.

OPTION PLAN INTENDED TO COMPLY WITH SECTION 162(M) OF THE CODE.

         Section 162(m) of the Code disallows a public company's deductions for employee remuneration exceeding $1,000,000 per year for its Chief Executive Officer and other four most highly compensated officers, but contains an exception for "performance-based compensation" that meets certain requirements. In order for the Option Plan to meet these requirements, the material terms of the Option Plan must be approved by the Company's stockholders, as set forth herein. The Option Plan is intended to qualify grants of stock options made under the Option Plan as "performance-based compensation" pursuant to section 162(m) of the Code. The Option Plan limits the number of shares subject to options granted to any individual in any calendar year to no more than 500,000 shares. The Option Plan is being submitted to stockholders in order to satisfy the stockholder approval requirements of Section 162(m) of the Code.

TAX TREATMENT

         Non-Qualified Stock Options. There are no federal income tax consequences to an individual or to the Company upon the grant of an NQSO under the Option Plan. Upon the exercise of an NQSO, an individual will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by the exercise of an NQSO, an individual will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the individual's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the individual at the time of exercise of the
NQSO).

         Incentive Stock Options. An employee will not recognize federal taxable income, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an ISO is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. An employee who disposes of the shares acquired upon exercise of an ISO after two years from the date the ISO was granted and after one year from the date such shares were transferred to him or her upon exercise of the ISO will recognize capital gain or loss (long-term or short-term capital gain, depending upon the length of time the employee held his or her shares prior to the disposition) in the amount of the difference between the amount realized on the sale and the exercise price, and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if an employee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), his or her gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the exercise price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held his or her shares prior to the disposition.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 1996 STOCK OPTION PLAN.

                APPROVAL OF AN AMENDMENT TO THE STAFFMARK, INC.
                   EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL 4)

         On May 2, 1997, the Company's stockholders approved the Company's Employee Stock Purchase Plan (the "Purchase Plan"), pursuant to which eligible employees may purchase shares of Common Stock. The purpose of the Purchase Plan is to provide employees with an opportunity to purchase, and increase their ownership of, Common Stock. The Company has reserved 300,000 shares of Common Stock for issuance under the Purchase Plan. As of December 31, 1997, the Company and its affiliates employed ____ individuals who were eligible to participate in the Purchase Plan.

         On March 12, 1998 the Board of Directors amended and restated the Purchase Plan, effective July 1, 1997, subject to stockholder approval, to expand existing eligibility requirements, as described in greater detail below. The Purchase Plan amendment will not be effective unless or until shareholder approval is obtained.

         As originally approved, the Purchase Plan permitted a regular employee of the Company to participate, on a voluntary basis, if: (i) the employee's customary employment was greater than 20 hours per week and five months per calendar year; and (ii) the employee completed one year of continuous service with the Company. The Purchase Plan, as amended, will allow employees (whether regular full-time, or part-time or temporary) of the Company to participate in the Purchase Plan on a voluntary basis without the foregoing requirements; provided that an employee who owns five percent or more of the total combined voting power or value of all classes of stock of the Company will not be eligible to participate in the Purchase Plan. The committee administering the Purchase Plan (the "Committee") may designate certain "subsidiary corporations" of the Company, as that term is defined in section 424 of the Code, as participating entities in the Purchase Plan; provided, however, foreign subsidiaries may not be designated as participating entities in the Purchase Plan. The amended Purchase Plan also permits the Board of Directors to amend the plan without stockholder approval unless such approval is required by
Section 423 the Code.

MATERIAL FEATURES OF THE PURCHASE PLAN

         Eligible employees participate in the Purchase Plan by exercising options to purchase Common Stock. Options shall be granted for each purchase period to eligible employees who elect to participate in the Purchase Plan. Each calendar quarter will be a purchase period unless otherwise established by the Committee. Common Stock will be purchased through a participant's payroll deductions at a stated dollar amount not less than $10 per pay period (or $20 if the pay period is every month), as determined by the participant. However, no employee will be permitted to purchase shares of Common Stock under the Purchase Plan having an aggregate fair market value of more than $25,000 for each calendar year. Common Stock may be purchased under the Purchase Plan at a price equal to 85% of the lower of fair market value of the Common Stock on the first or last trading day of each purchase period. The fair market value of the Common Stock will be determined by reference to the Common Stock price on the Nasdaq National Market on each relevant date. The closing price of the Common Stock reported on the Nasdaq National Market for March 2, 1998 was $_____ per share.

         Each eligible employee who elects to participate in the Purchase Plan will, without any action on his or her part, be automatically deemed to have exercised his or her option on the last day of each purchase period if he or she is then employed, unless the employee notifies the Committee of his or her desire not to make such purchase. To the extent that the amount withheld through payroll deductions throughout the purchase period is sufficient to purchase, at the option price, one or more whole shares of Common Stock, such shares shall be purchased for the participant and delivered by the Company as determined by the Committee. An option granted under the Purchase Plan shall not be transferable by an employee other than by will or by the laws of descent and distribution and is exercisable during his or her lifetime only by the employee.

         Shares of Common Stock purchased under the Purchase Plan may not be sold or withdrawn from the participant's account prior to one year following the date on which such shares were purchased. All funds received or





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
held by the Company under the Purchase Plan are general assets of the Company, free of any trust or other restriction, and may be used for any corporate purpose. No interest on such funds will be credited to or paid to any participant under the Purchase Plan.

         An employee may voluntarily suspend his or her payroll deductions at any time, but will not be permitted to resume the payroll deductions again until the next January 1 or July 1 following the date the Company is notified to resume payroll deductions. An employee may change the rate of his or her payroll deductions on any January 1 or July 1. If an employee terminates his or her employment with the Company, his or her participation in the Purchase Plan will be automatically terminated as of the date of termination of employment, and the shares held in his or her stockholder account will either be sold as directed by the participant or distributed to the participant, in which case the Common Stock purchased through the Purchase Plan as of the date of termination will be distributed to the participant together with cash equal to the sum of the fair market value of any fractional shares owned by the participant and amounts withheld through payroll deductions that had not been applied to purchase Common Stock under the Purchase Plan.

TAX TREATMENT

         The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code as currently in effect, an employee will not be deemed to have recognized income, nor will the Company be entitled to a deduction, upon the participant's acquisition of Common Stock pursuant to the Purchase Plan. An employee who acquires shares under the Purchase Plan will recognize income when he or she sells or otherwise disposes of such shares.

         If an employee sells shares acquired under the Purchase Plan more than two years after the date on which the option to purchase the shares was granted and more than one year after the purchase of the shares (the "statutory holding period"), a portion of the participant's gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income tax rates on the excess of the value of the shares when the option was granted over the purchase price, or, if less, the entire gain on the sale. The participant will have additional capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the stock is held by the participant. The Company will not be entitled to any tax deduction with respect to a sale by an employee after the statutory holding period.

         If an employee sells shares before the expiration of the statutory holding period, the participant generally will be taxed at ordinary income tax rates to the extent that the value of the shares when the shares were purchased exceeded the purchase price. The Company will be entitled to a corresponding deduction. The participant will have additional capital gain or loss on the difference between the proceeds of the sale and the participant's basis in the shares (the purchase price plus any ordinary income realized). The capital gain rate will depend on how long the stock is held by the participant.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE AMENDMENT TO THE PURCHASE PLAN.


                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires StaffMark's officers and directors, and persons who own more than 10% of a registered class of StaffMark's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Such persons are required by SEC regulation to furnish StaffMark with copies of all Section 16(a) forms they file.

         Based solely on its review of the copies of other such forms received by it with respect to 1997, or written representations from certain reporting persons, StaffMark believes that all other filing requirements applicable to its executive officers, directors and persons who own more than 10% of a registered class of StaffMark's equity securities have been complied with, except for the purchase of 5,000 shares of the Company's Common Stock by Charles A. Sanders, M.D. in March 1997, which was reported on Form 5 in February 1998.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants and auditors, a position that firm has held since the IPO. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


                      SUBMISSION OF STOCKHOLDER PROPOSALS

         Any stockholder proposal to be presented at the 1999 Annual Meeting should be directed to Terry C. Bellora, Secretary of the Company, 302 East Millsap Road, Fayetteville, Arkansas 72703, and must be received by the Company on or before November 30, 1998. Any such proposal must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.


                        ADDITIONAL INFORMATION AVAILABLE

         The Company's Annual Report to stockholders accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 1997 with the Securities and Exchange Commission on March ___, 1998. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to Terry C. Bellora, Secretary, StaffMark, Inc., 302 East Millsap Road, Fayetteville, Arkansas 72703.


                                 OTHER MATTERS

         The Board of Directors does not intend to present and does not have any reason to believe that others will present any items of business at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented thereby in accordance with their best judgment, and discretionary authority to do so is included in the Proxy.

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE URGED TO SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES.


                                         By Order of the Board of Directors



                                                  Terry C. Bellora
                                                  Secretary

Fayetteville, Arkansas
March 23, 1998

                                   APPENDIX A

                                STAFFMARK, INC.
                             302 EAST MILLSAP ROAD
                          FAYETTEVILLE, ARKANSAS 72703

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         KNOW ALL MEN BY THESE PRESENTS that I, the undersigned stockholder of StaffMark, Inc., a Delaware corporation, do hereby nominate, constitute, and appoint Jerry T. Brewer, Clete T. Brewer, and Gordon Y. Allison, or any one or more of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all of the Common Stock, par value $.01 per share, of the Company, standing in my name on its books on March 16, 1998, at the Annual Meeting of its Stockholders to be held on May 8, 1998 at the Northwest Arkansas Convention Center, 1500 South 48th, Springdale, Arkansas, at 10:00 a.m., local time, or at any adjournment thereof.

1. Election of the following nominees as directors: Jerry T. Brewer, Clete T. Brewer, W. David Bartholomew, Steven E. Schulte, John H. Maxwell, Jr., Janice Blethen, William T. Gregory, William J. Lynch, R. Clayton McWhorter, and Charles A. Sanders, M.D.

               For all nominees listed       WITHHOLD AUTHORITY to vote for
               (except as marked to the      all nominees voted
               contrary)


         (INSTRUCTION: To withhold authority to vote for any individual nominees(s), write that nominee's name(s) on the space provided below.

             ---------------------------------------------------

2. To approve and adopt an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 26,000,000 to 200,000,000 and increase the number of authorized shares of preferred stock from 1,000,000 to 10,000,000.


               [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

3. To ratify and approve the Company's Amended and Restated 1996 Stock Option Plan.


               [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN

4.       To ratify and approve an amendment to the Employee Stock Purchase
         Plan.

               [ ]   FOR           [ ]   AGAINST           [ ]   ABSTAIN


         ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR " PROPOSAL 2, "FOR" PROPOSAL 3,

"FOR" PROPOSAL 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Make sure that the name on your stock certificate(s) is exactly as you indicate below.


         _______________________________________
         Signature

         _______________________________________
         Signature if jointly held

         _______________________________________

         DATE: _________________________________

         PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED POSTAGE PREPAID ENVELOPE





                                       A-2